AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                                 OCTOBER 3, 1995

Post-Effective Amendment No. 11 to Reg'n Statement No. 2-71762
_________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM S-8

                  POST-EFFECTIVE AMENDMENT No. 11 TO
                        REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933
                  _________________________________

                    ANHEUSER-BUSCH COMPANIES, INC.
        (Exact name of registrant as specified in its charter)

           Delaware                           43-11628
 (State or other jurisdiction                (IRS Employer
of incorporation or organization)             Identification No.)

                           One Busch Place
                      St. Louis, Missouri 63118
               (Address of principal executive offices)
                     __________________________

                           ANHEUSER-BUSCH
               EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                       (Full title of the plan)

                      __________________________

JoBeth G. Brown, Esq.               Copies to:
Vice President and Secretary        John A. Niemoeller, Esq.
Anheuser-Busch Companies, Inc.      The Stolar Partnership
One Busch Place                     911 Washington Avenue, 7th Fl
St. Louis, Missouri 63118           St. Louis, Missouri 63101
(Name and address of agent for service)

            (314) 577-3314
(Telephone number of agent for service)

Removing from registration the shares not yet issued or allocated to participants and related plan interests, and supplying certain exhibits.

_________________________________________________________________

The Anheuser-Busch Employee Stock Purchase and Savings Plan (the "Plan") has been merged into another employee benefit plan of the Registrant and, as a result, has been terminated. In accordance with the undertaking of the Registrant given pursuant to Item 512(a)(3) of Regulation S-K, the Registrant hereby:

(1) removes from registration the 851,413 shares of the Registrant's common stock which presently are registered under registration statement No. 2-71762, but which had not been issued or allocated to the accounts of Plan participants at the time of the merger and, because of the termination of the Plan, never will be so issued or allocated;

(2) removes from registration all interests in the Plan related to such unissued, unallocated shares; and

(3) supplies certain exhibits described in Part II.

                             PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit 23

Consent of Independent Accountants [previously filed electronically as Exhibit 23 to Form 10-K, Annual Report, filed by the Registrant for the year ended December 31, 1994; said
Exhibit 23 is incorporated in this post-effective amendment by reference].

Exhibit 24.4

Power of Attorney executed by the Principal Accounting Officer of the Registrant.

Exhibit 24.5

Power of Attorney executed by the members of the Plan's
Administrative Committee.


SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 15, 1995.


                      ANHEUSER-BUSCH COMPANIES, INC.

                      By:     JOBETH G. BROWN
                             (JoBeth G. Brown, Secretary)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature               Title                     Date

 August A. Busch III*   Chairman of the Board  September 15, 1995
(August A. Busch III)    and President and
                         Director (Principal
                         Executive Officer)

 Jerry E. Ritter*       Executive Vice         September 15, 1995
(Jerry E. Ritter)        President - Chief
                         Financial and
                         Administrative Officer
                         (Principal Financial
                         Officer)


 Gerald C. Thayer*      Vice President and     September 15, 1995
(Gerald C. Thayer)       Controller (Principal
                         Accounting Officer)

_________________________    Director
(Pablo Aramburuzabala O.)

_________________________    Director
(Andrew B. Craig III)

 Bernard A. Edison*          Director          September 15, 1995
(Bernard A. Edison)

 Peter M. Flanigan*          Director          September 15, 1995
(Peter M. Flanigan)

 John E. Jacob*              Director          September 15, 1995
(John E. Jacob)

 Charles F. Knight*          Director          September 15, 1995
(Charles F. Knight)

 Vernon R. Loucks, Jr.*      Director          September 15, 1995
(Vernon R. Loucks, Jr.)

 Vilma S. Martinez*          Director          September 15, 1995
(Vilma S. Martinez)

 Sybil C. Mobley*            Director          September 15, 1995
(Sybil C. Mobley)

 James B. Orthwein*          Director          September 15, 1995
(James B. Orthwein)

________________________     Director
(Andrew C. Taylor)

________________________     Director
(Douglas A. Warner III)

________________________     Director
(William H. Webster)

 Edward E. Whitacre, Jr.*    Director          September 15, 1995
(Edward E. Whitacre, Jr.)

                              * By:      JOBETH G. BROWN
                                         JoBeth G. Brown
                                         Attorney-in-Fact

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Plan has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 15, 1995.

                        ANHEUSER-BUSCH EMPLOYEE
                    STOCK PURCHASE AND SAVINGS PLAN

     Signature                 Title                    Date


 Albert R. Wunderlich*   Committee Member      September 15, 1995
(Albert R. Wunderlich)

 William L. Rammes*      Committee Member      September 15, 1995
(William L. Rammes)

 JoBeth G. Brown*        Committee Member      September 15, 1995
(JoBeth G. Brown)

 Jacquelyn G. Johnson*   Committee Member      September 15, 1995
(Jacquelyn G. Johnson)

                                 * By:    JOBETH G. BROWN
                                          JoBeth G. Brown
                                          Attorney-in-Fact

                         EXHIBIT INDEX


Exhibit 23

Consent of Independent Accountants [previously filed electronically as Exhibit 23 to Form 10-K, Annual Report, filed by the Registrant for the year ended December 31, 1994; said
Exhibit 23 is incorporated in this post-effective amendment by reference].


Exhibit 24.4

Power of Attorney executed by the Principal Accounting Officer of the Registrant.


Exhibit 24.5

Power of Attorney executed by the members of the Plan's
Administrative Committee.


Exhibits not incorporated by reference are filed electronically.





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